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                                                                     EXHIBIT 16a

                              WASATCH GROWTH FUND


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION


FOR THE ONE YEAR PERIOD ENDED SEPTEMBER 30, 1995

TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) -1

         Total return = 39.8%

                 39.8% = (30,167/21,584) -1

FOR THE THREE YEAR PERIOD ENDED SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1


         Cumulative total return = 79.2%

                 79.2% = (30,167/16,836) -1
                                                    1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE)   -1

         Total return = 21.5%
                                        1/3
                 21.5% = (30,167/16,836)    -1

FOR THE FIVE YEAR PERIOD ENDED SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1


         Cumulative total return = 162.4%

                 162.4% = (30,167/11,498) -1
                                                     1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE)      -1

         Total return = 21.3%
                                        1/5
                 21.3% = (30,167/11,498)    -1

FOR THE PERIOD FROM DECEMBER 6, 1986 (COMMENCEMENT OF OPERATIONS)
  TO SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1
                                                      OF $10,000
        Cumulative total return = 201.7%

                201.7% = (30,167/10,000) -1
                                                       1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT)    -1
                                           OF $10,000
        Total return = 13.3%
                                       1/8.8
                13.3% = (30,167/10,000)     -1